GLOBAL SETTLEMENT AGREEMENT

The following parties (collectively, the "Parties) agree as of February 14, 2007 to the terms below: Naturade, Inc. (the "Debtor"), Redux Holdings, Inc. ("Redux"); the Official Committee of Unsecured Creditors (the "Committee") appointed in the Debtor's chapter 11 case (the "Chapter 11 Case"); Health Holdings & Botanicals, LLC ("HHB") and Doyle & Boissiere LLC ("D&B").

The Debtor will amend its fourth amended plan of reorganization (the "Fourth Plan") in order to file and prosecute the following amended plan (the "Fifth Plan") containing the following modified terms (all terms of the Fourth Plan not identified here are not intended to be modified other than to conform to the following terms), and HHB, Redux, the Committee, D&B will support prompt confirmation of such plan:

1. Redux Cash Infusion: Redux's cash infusion under Sec. 7.16.1 of the Fourth Plan shall be the greater of (a) the amount described in Sec. 7.16.1 and (b) the amount of $2,000,000 (excluded from the $2,000,000 amount will be any Distributions upon administrative or priority claims as to which the claimant agrees to deferred payment beyond the Effective Date). Redux's cash infusion under Section 7.16.2 of the Fourth Plan shall not be modified.

2. HHB Secured Note: In exchange for its Class 2 claim, HHB shall receive a promissory note in the principal amount of $1,361,000, secured by all assets (other than equipment hereafter acquired and encumbered by purchase financing in the ordinary course of business) of the Debtor junior only to Laurus Master Fund, LLC ("Laurus"), upon the terms set forth in the Fourth Plan other than as follows:

a. HHB's lien shall be subordinated to a new lender to replace Laurus or a subsequent replacement lender, only to the extent of 100% of Laurus' secured claim.

b. Interest at 10% per annum shall accrue and be payable quarterly, except that for the first two years, interest shall be paid by adding to the principal balance of the note.

c. The note shall mature and be fully due and payable on the fifth anniversary of the effective date of the Fifth Plan (the "Effective Date").

d. Events of default under the note, in addition to all customary terms, shall include any uncured default of an obligation of the Debtor to any other party, including without limitation the Plan Agent, Class 8 creditors and Laurus.

e. Events of default under the note shall entitle HHB to immediately accelerate all obligations under the note.

f. The note shall be convertible at HHB's sole discretion and election into shares of stock of Redux, upon the following terms:

(i) The conversion rate shall be as follows (based upon 70% of the trailing six-month average trading price of Redux stock): In the first year following the Effective Date, three times the outstanding note balance

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(including any unpaid interest and chargeable costs); in the second year following the Effective Date, two times the outstanding note balance; and at any time thereafter until the note is fully paid and satisfied, dollar for dollar of the outstanding note balance.

(ii) In no event shall the conversion result in issuance of less than the greater of (a) 3,000,000 shares of Redux stock in favor of HHB, or (b) in the event of a new equity infusion into Redux, the number of shares that would result from multiplying the outstanding balance of the note times the conversion rate in paragraph 2(f)(i) above (e.g., three in the first year), divided by the price per share paid in the new equity infusion.

(iii) HHB shall have all "piggy-back" registration and other rights, and be subject to the anti-dumping restrictions, set forth in the sample attached hereto.

(iv) The Debtor shall be able to pay the note prior to maturity in the event that each of the following preconditions are satisfied:

(A) The note shall not then be in default in any respect, and there shall be no events or omissions that with the passage of time would result in a default, unless all obligations under the note has been accelerated by HHB.

(B) The Debtor provides HHB with no less than 60 days' prior written notice of its intent to prepay the note, with an opportunity to convert the note (the "Prepay Notice").

(C) The Prepay Notice shall be accompanied by all information requested by HHB in its reasonable judgment with respect to Redux and the Debtor in order to determine whether to convert its note to stock, and all information that would be required to be disclosed in a S.E.C. Form 8-K filing if such filings were required of either the Debtor or Redux; such information shall be promptly supplemented as would be required for such Form 8-K filings during the 60-day notice period.

(D) The Prepay Notice shall be a binding, non-contingent offer to prepay the note in full, and shall be accompanied by evidence, acceptable to HHB in its reasonable judgment, of a non-contingent, certain source of funds available to the Debtor to make the prepayment in full.

3. Joint Plan: HHB and the Committee shall be joint proponents of the Fifth Plan.

4. No Further Modification: No modifications of the Fifth Plan shall be made without the written consent of the Debtor, HHB, the Committee and Redux.

5. Mutual Releases: The Debtor and Redux, on the one hand, and the HHB Group (as defined below), shall mutually and generally release each other and all related

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parties, officers, agents, attorneys and representatives, from any and all claims, known or unknown, fixed or contingent, other than as set forth in the Fifth Plan.

6. Dismissal: With respect to the civil action filed by the Debtor in the Orange County Superior Court and entitled *Naturade, Inc. v. Doyle & Boissiere, LLC, etc., et al.*, no. 07CCO2752 (the "Civil Action"), the Debtor shall:

a. Dismiss with prejudice all claims asserted against HHB, D&B, William B. Doyle, Jr. or Lionel P. Boissiere, Jr. (collectively, the "HHB Group") in the Civil Action and all claims against any other defendants that involve allegations of conspiracy, joint action or conduct or other shared responsibility with any of the HHB Group; and

b. File, prosecute and use its best reasonable efforts (but without representation or warranty of success) to obtain a granting of, a motion to determine that the settlement with the HHB Group as encompassed in the Fifth Plan is in good faith, thereby immunizing the HHB Group from any claims by remaining defendants in the Civil Action for contribution or joint and several liability.

7. D&B's general unsecured claim shall be allowed in the Chapter 11 Case, and be within Class 8 of the Fifth Plan, in the amount of $650,000.

8. Termination of Licenses: Redux and the Debtor shall cause One World Science, Inc. ("OWS") to immediately terminate any license or other right it has with respect to any intellectual property, formulae or trademarks owned by the Debtor, and Redux and the Debtor shall warrant and represent that no other entity holds any such license.

Dated: February 14, 2007

[signature] For

NATURADE, INC.

By: [signature]

Its: CEO

Dated: February 14, 2007

[signature]
Counsel for Redux Holdings, Inc.

REDUX HOLDINGS, INC.

By: [signature]

Its: Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

[initials]

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Dated: February 14, 2007

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:______________________

Its:______________________

Dated: February 14, 2007

counsel for HHB

HEALTH HOLDINGS & BOTANICALS, LLC

By:______________________

Its: MANAGING MEMBER OF MANAGING MEMBER

Dated: February 14, 2007

counsel for D&B

DOYLE & BOISSIERE LLC

By:______________________

Its: MANAGING MEMBER

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Holder acknowledges that it is an "Accredited Investor," as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended. Redux acknowledges that it is an "Accredited Investor," as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

The Redux Common issued to Holder will be subject to a lock-up for a six month period from the date of issuance of said shares, and accordingly Holder will not be able to sell, pledge or hypothecate such Redux Common for such six month period. After the expiration of the six month year period following the issuance, sales of Redux Common by Holder shall be subject to Rule 144 and shall have a legend on each share certificate substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR AN OPINION OF COUNSEL HAS BEEN ISSUED REASONABLY SATISFACTORY TO REDUX HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

If at any time Redux proposes to file a registration statement under the Securities Act with respect to an offering by Redux for its own account or for the account of any of its respective security holders (other than a registration statement on Form S-4 or S-8,or any substitute form that may be adopted by the SEC)), then Redux shall give prompt written notice of such proposed filing to Holder as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice
shall offer Holder the opportunity to register such number of shares of Redux Common as Holder may request which were issued under this Letter Agreement (which request shall specify the number of shares of Redux Common intended to be disposed of by Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). Holder must furnish such request to Redux 10 days after receipt of Redux's written notice of the proposed registration. Redux shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Redux Common requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of Redux or any other security holder included therein and to permit the sale or other disposition of such Redux Common in accordance with the intended method of distribution thereof. Holder shall have the right to withdraw its request for inclusion of its Redux Common in any registration statement by giving written notice to Redux of its request to withdraw. Redux may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective. In the event of Redux's withdrawal, Redux shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by Holder prior to such withdrawal., The Holders shall have the right to participate in a Piggy-Back Registration on no more than two occasions (excluding for such purpose an offering that is withdrawn by the Company or is otherwise not completed). Notwithstanding anything to the contrary contained herein, if the managing underwriter or underwriters of any underwritten have informed, in writing, Holder that it is their opinion that the total number of shares which Redux and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which the securities could be sold, Redux shall include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows: (i) first, all securities proposed to be issued by Redux for its own account; and (ii) second, any other securities proposed to be registered by Redux other than for its own account, including, without limitation, Redux Common duly requested to be included in the registration and securities proposed to be registered by the Company pursuant to the exercise by any person, other Holder, of a "piggy-back" right requesting the registration of shares of Redux Common pursuant to an agreement with the Company, allocated pro rata among Holder and such other persons on the

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basis of the relative number of registrable securities or other securities that each holder or other person has duly requested to be included in such registration. All registration expenses shall be borne by Redux and all selling expenses relating to Redux Common on behalf of Holder shall be borne by Holder. Redux agrees to cooperate with Holder in connection with all resales pursuant to effective registration statements, Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided Redux and its counsel receive reasonably requested representations from Holder and broker, if any.